UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 8, 2003

CNA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-5823	36-6169860
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

CNA PLAZA, CHICAGO, ILLINOIS		60685
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code		(312) 822-5000

(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements and Exhibits

(c)  Exhibits

Exhibit No.	Description

99.1	CNA Financial Corporation press release, issued May 8, 2003, providing information on 1st quarter 2003 results of operations

Item 9. Information Provided Under Item 12 (Results of Operations and Financial Condition)

The following information is furnished pursuant to Item 12 “Results of Operations and Financial Condition.”

On May 8, 2003 CNA Financial Corporation issued a press release announcing its first quarter 2003 operating results. The press release is furnished as Exhibit 99.1 to this Form 8-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNA FINANCIAL CORPORATION

Dated: May 8, 2003	/s/ By: Its:	Robert V. Deutsch Robert V. Deutsch Executive Vice President and Chief Financial Officer

Net Income
Per Share Results Available to Common Stockholders
Segment Results for the Three Months Ended March 31, 2003
Segment Results for the Three Months Ended March 31, 2002
Property & Casualty Net Written Premiums
Group and Life Operations Net Earned Premiums
Property & Casualty Calendar Year Loss Ratios
Property & Casualty Calendar Year Combined Ratios

Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

MEDIA:	ANALYSTS:
Charles M. Boesel, 312/822-2592	Dawn M. Jaffray, 312/822-7757
Katrina W. Parker, 312/822-5167

CNA FINANCIAL ANNOUNCES
1st QUARTER 2003 RESULTS

CHICAGO, May 8, 2003 -— CNA Financial Corporation (NYSE: CNA) today reported net income for the first quarter of 2003 of $83 million, or $0.30 per share, as compared with net income of $20 million, or $0.09 per share, for the same period in 2002. Net operating income from continuing operations was $132 million for the first quarter of 2003 as compared with $110 million in the first quarter of 2002.

The year over year improvement in net operating income was primarily due to an approximate 5-point improvement in the current net accident year loss ratio for the primary property and casualty businesses. During the first quarter, the Company continued to achieve strong premium rate increases and solid production of new business. These improvements were partially offset by unfavorable prior year net reserve development, principally within Standard Lines, and decreased operating results for Life Operations.

“We are pleased with another quarter of steady progress,” said Stephen W. Lilienthal, Chairman and Chief Executive Officer of the CNA insurance companies. “Our Property & Casualty segments, including CNA Re, came through with top-line growth, a good flow of new business and improved loss ratios. Our Life and Group businesses remained profitable, with good prospects for profitable growth even as we curtail new business in individual long term care.”

Net Income

	Results for the Three Months Ended
	March 31

($ millions)	2003	2002 (d)

Net operating income (a)	$132	$110
Net realized investment (losses) gains	(49)	2

Income from continuing operations	83	112
Loss from discontinued operations (b)	—	(35)
Cumulative effect of a change in accounting principle (c)	—	(57)

Net income	$83	$20

(a)	Net operating income (loss) excludes net realized investment gains and losses, income or loss from discontinued operations and the cumulative effect of a change in accounting principle.
(b)	During the first quarter of 2002, CNA Vida, a Chilean-based life insurance company, was sold and recorded as discontinued operations in accordance with SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets.
(c)	Represents the effect of the adoption of SFAS 142, which was a change in accounting for goodwill and indefinite-lived intangible assets in 2002.
(d)	The three months ended March 31, 2002 have been restated to reflect an adjustment to the Company’s historical accounting for CNA’s life settlement contracts and the related revenue recognition. Refer to CNA’s 2002 Form 10-K for further information related to this restatement.

Per Share Results Available to Common Stockholders

	Results for the Three Months Ended
	March 31

	2003	2002 (d)

Income from continuing operations (a)	$0.30	$0.51
Loss from discontinued operations (b)	—	(0.16)
Cumulative effect of a change in accounting principle (c)	—	(0.26)

Net income	$0.30	$0.09

(a)	The three months ended March 31, 2003 per share results available to common stockholders is reduced by $15 million, or $0.07 per share, of accumulated but undeclared preferred stock dividends.
(b)	During the first quarter of 2002, CNA Vida, a Chilean-based life insurance company, was sold and recorded as discontinued operations in accordance with SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets.
(c)	Represents the effect of the adoption of SFAS 142, which was a change in accounting for goodwill and indefinite-lived intangible assets in 2002.
(d)	The three months ended March 31, 2002 have been restated to reflect an adjustment to the Company’s historical accounting for CNA’s life settlement contracts and the related revenue recognition. Refer to CNA’s 2002 Form 10-K for further information related to this restatement.

Segment Results for the Three Months Ended March 31, 2003

	Standard	Specialty	P&C	CNA	P&C	Group	Life	Corporate
($ millions)	Lines	Lines	Ops.	Re	Segments	Ops.	Ops.	& Other	Total

Net operating income (loss) (a)	$35	$46	$81	$25	$106	$19	$10	$(3)	$132
Net realized investment gains (losses)	8	(11)	(3)	9	6	(34)	(33)	12	(49)

Net income (loss) (c)	$43	$35	$78	$34	$112	$(15)	$(23)	$9	$83

Segment Results for the Three Months Ended March 31, 2002

	Standard	Specialty	P&C	CNA	P&C	Group	Life	Corporate
($ millions)	Lines	Lines	Ops.	Re	Segments	Ops.	Ops. (d)	& Other	Total

Net operating income (loss) (a)	$10	$34	$44	$40	$84	$18	$31	$(23)	$110
Net realized investment gains (losses)	5	(4)	1	8	9	6	8	(21)	2

Income (loss) from continuing operations	15	30	45	48	93	24	39	(44)	112
Loss from discontinued operations (b)	—	—	—	—	—	—	(35)	—	(35)
Cumulative effect of a change in accounting principle (c)	—	(48)	(48)	—	(48)	—	(8)	(1)	(57)

Net income (loss)	$15	$(18)	$(3)	$48	$45	$24	$(4)	$(45)	$20

(a)	Net operating income (loss) excludes net realized investment gains and losses, income or loss from discontinued operations and the cumulative effect of a change in accounting principle.
(b)	During the first quarter of 2002, CNA Vida, a Chilean-based life insurance company, was sold and recorded as discontinued operations in accordance with SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets.
(c)	Represents the effect of the adoption of SFAS 142, which was a change in accounting for goodwill and indefinite-lived intangible assets in 2002.
(d)	The three months ended March 31, 2002 have been restated to reflect an adjustment to the Company’s historical accounting for CNA’s life settlement contracts and the related revenue recognition. Refer to CNA’s 2002 Form 10-K for further information related to this restatement.

Property & Casualty Net Written Premiums

	Three Months Ended March 31

($ millions)	2003	2002

Standard Lines	$1,104	$1,083
Specialty Lines	664	540

Total P&C Operations	1,768	1,623
CNA Re	205	167

Total P&C Segments	$1,973	$1,790

Group and Life Operations Net Earned Premiums

	Three Months Ended March 31

($ millions)	2003	2002 (a)

Group Operations	$315	$905
Life Operations	256	240

(a)	For the three months ended March 31, 2002, net earned premiums include $616 million of net earned premiums related to the National Postal Mail Handlers Union (Mail Handlers Plan) contract which was transferred on July 1, 2002.

Property & Casualty Calendar Year Loss Ratios

	Three Months Ended March 31

	2003	2002

Standard Lines	74.1%	77.1%
Specialty Lines	69.4	71.2
Total P&C Operations	72.3	75.2
CNA Re	64.0	41.4
Total P&C Segments	71.6	72.4
Total P&C Companies	75.1%	78.4%

Property & Casualty Calendar Year Combined Ratios

	Three Months Ended March 31

	2003	2002

Standard Lines	107.7%	110.7%
Specialty Lines	101.0	104.0
Total P&C Operations	105.2	108.5
CNA Re	92.7	81.7
Total P&C Segments	104.1	106.2
Total P&C Companies	107.0%	107.5%

Business Operating Highlights

Certain non-GAAP measures presented in this press release are used by management to monitor CNA’s operating performance. Net operating income (loss) excludes the after-tax effects of net realized investment gains or losses, gains or losses from discontinued operations and any cumulative effects of changes in accounting principles, which are included in net income. Management excludes after-tax net realized investment gains or losses from net operating income (loss) because net realized investment gains or losses related to the Company’s available-for-sale investment portfolio are largely discretionary, except for losses related to other-than-temporary impairments, are generally driven by economic factors that are not necessarily consistent with key drivers of underwriting performance, and are therefore not an indication of trends in operations. The Company believes that net operating income (loss) is a meaningful measure of operating performance for insurance companies.

Standard Lines includes standard property and casualty coverages sold to small and middle market commercial businesses primarily through an independent agency distribution system, and excess and surplus lines, as well as insurance and risk management products sold to large corporations.

•	Net written premiums increased $21 million for the first quarter of 2003 as compared with the same period in 2002.
•	Standard Lines achieved average rate increases during the first quarter of 2003 of 21%, primarily in the excess and surplus lines as well as risk management products.
•	Net operating results improved $25 million for the first quarter of 2003 as compared with the same period in 2002, due primarily to continued improvement in the current net accident year loss ratio and higher net investment income. These improvements were partially offset by unfavorable prior year net reserve development, primarily in excess and surplus lines and risk management products. The 2003 net operating results also include approximately $17 million of pretax eBusiness expenses. The eBusiness expenses were included in the Corporate and Other segment during 2002.

Specialty Lines provides a broad array of professional, financial and specialty property and casualty products and services in the U.S. and abroad.

•	Net written premiums increased $124 million for the first quarter of 2003 as compared with the same period in 2002, primarily in the professional liability lines.
•	Specialty Lines achieved average rate increases during the first quarter of 2003 of 31%, primarily across most professional liability lines of business.
•	Net operating results improved $12 million for the first quarter of 2003 as compared with the same period in 2002, due primarily to improvements in the current net accident year loss ratio and net investment income. The 2002 results included an $18 million non-recurring currency translation gain related to an Argentinean subsidiary.

CNA Re operates globally as a reinsurer in the broker market for treaty products and in the direct market for facultative products.

•	Net written premiums increased $38 million for the first quarter of 2003 for CNA Re as compared with the same period in 2002.
•	CNA Re achieved average rate increases during the first quarter of 2003 of approximately 10%.
•	Net operating results decreased $15 million for the first quarter of 2003 as compared with the same period in 2002, primarily due to the absence of an $18 million benefit, recorded in 2002, related to cessions to a corporate aggregate reinsurance treaty, partially offset by improvement in the 2003 net accident year loss ratio.

Group Operations provides a broad array of group life and group health insurance and investment products and services to employers, affinity groups and other entities that purchase insurance as a group.

•	Net earned premiums decreased $590 million for the first quarter of 2003 as compared with the same period in 2002, due principally to the transfer of the Mail Handlers Plan, partially offset by growth in the disability, life and long term care lines of business within Group Benefits.
•	Net operating results increased $1 million for the first quarter of 2003 as compared with the same period in 2002, due primarily to favorable mortality in institutional markets and the absence of unfavorable operating results from the variable annuity product, which was sold in 2002. These improvements were partially offset by the absence of favorable operating results for the Mail Handlers Plan.

Life Operations provides financial protection to individuals through a full product line of term life insurance, universal life insurance, long term care insurance, annuities and other products. Life Operations has several distribution relationships and partnerships including managing general agencies, other independent agencies working with CNA life sales offices, a network of brokers and dealers, and other independent insurance consultants.

•	Net earned premiums increased $16 million for the first quarter of 2003 as compared with the same period in 2002, due principally to growth in long term care. Based on current market conditions, the Company expects a lower rate of premium growth in its long term care product for the remainder of 2003.
•	Net operating results from continuing operations decreased $21 million for the first quarter of 2003 as compared with the same period in 2002, due primarily to unfavorable long term care morbidity and a $5 million after-tax write-off of capitalized software costs, partially offset by increased income related to life settlement contracts and improved mortality in life insurance.

Corporate and Other segment contains certain corporate expenses such as interest on corporate debt and losses and expenses related to the centralized adjusting and settlement of asbestos, environmental pollution and mass tort claims. In addition, this segment includes the results of certain run-off insurance and non-insurance operations, including group reinsurance.

•	Net operating results improved $20 million for the first quarter of 2003 as compared with the same period in 2002, due primarily to decreased eBusiness expenses and lower interest expense on corporate debt. Beginning in 2003, expenses related to eBusiness were included within property and casualty operations.

Investment Highlights

Pretax net investment income increased $6 million to $432 million for the first quarter of 2003 as compared with the same period in 2002. The change was primarily due to increased limited partnership income and lower interest costs related to certain reinsurance contracts, partially offset by a decline in investment yields for core securities.

Net realized investment results decreased $51 million after-tax in the first quarter of 2003 as compared with the same period in 2002. This change is due primarily to investment related impairment charges of $166 million after-tax in the first quarter of 2003 across various market sectors including the airline, healthcare and energy industries. These impairment losses were partially offset by gains on sales of fixed maturity securities.

About the Company

CNA is the country’s fourth largest commercial insurance writer, the 11th largest property and casualty company and the 51st largest life insurance company. CNA’s insurance products include standard commercial lines, specialty lines, surety, reinsurance, marine and other property and casualty coverages; life and accident insurance; group long term care, disability and life insurance; and pension products. CNA services include risk management, information services, underwriting, risk control and claims administration. For more information, please visit CNA at www.cna.com. CNA is a registered service mark, trade name and domain name of CNA Financial Corporation.

Conference Call and Webcast Information:

A conference call for investors and the professional investment community will be held from 10:00 a.m. to 11:00 a.m. EST today. On the conference call will be Stephen W. Lilienthal, Chairman and Chief Executive Officer of the CNA insurance companies, and other members of senior management. Participants can access the call by dialing 800-406-5345 or for international callers 913-981-5571. The call will also be broadcast live on the internet at http://investors.cna.com or you may go to the investor relations pages of the CNA Website (www.cna.com) for further details.

The call is available to the media, but questions will be restricted to investors and the professional investment community. A taped replay of the call will be available at 11:00 a.m. EST today until 11:59 p.m. EST on May 15, 2003 by dialing 888-203-1112 and using passcode 614808 or for international callers 719-457-0820 and using passcode 614808. It will also be archived later in the day for replay on our Website until the date of the next conference call. Financial supplement information related to the first quarter results is available on the investor relations pages of the CNA Website or by contacting Dawn Jaffray at 312-822-7757.

FORWARD-LOOKING STATEMENT

The statements contained in this press release, which are not historical facts, are forward-looking statements. When included in this press release, the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” and analogous expressions are intended to identify forward-looking statements. Forward-looking statements include expected developments in the insurance business of CNA (the “Company”), including losses for asbestos, environmental pollution and mass tort claims; the Company’s expectations concerning its revenues, earnings, expenses and investment activities; expected cost savings and other results from the Company’s restructuring activities; and the Company’s proposed actions in response to trends in its business.

Such statements, and the financial condition and results of operations of the Company and the price of the Company’s common stock, are subject to a variety of inherent risks and uncertainties. These risks and uncertainties could cause actual results to differ materially from those projected. Such risks and uncertainties include, among others: general economic and business conditions, including inflationary pressures on medical care costs, construction costs and other economic sectors that increase the severity of claims; changes in financial markets such as fluctuations in interest rates, long-term periods of low interest rates, credit conditions and currency, commodity and stock prices; the effects of corporate bankruptcies, such as Enron and WorldCom, on surety bond claims, as well as on capital markets and on the markets for directors & officers and errors & omissions coverages; changes in foreign or domestic political, social and economic conditions; regulatory initiatives and compliance with governmental regulations; judicial decisions and rulings, including interpretation of policy provisions, decisions regarding coverage and theories of liability, trends in litigation and the outcome of any litigation involving the Company; changes in tax laws and regulations; regulatory limitations and restrictions upon the Company and its insurance subsidiaries; the impact of competitive products, policies and pricing and the competitive environment in which the Company operates, including changes in the Company’s books of business; product and policy availability and demand and market responses, including the level of ability to obtain rate increases and decline or non-renew underpriced accounts, to achieve premium targets and profitability and to realize growth and retention estimates; development of claims and the impact on loss reserves, including changes in claim settlement practices; the effectiveness of current initiatives by claims management to reduce loss and expense ratio through more efficacious claims handling techniques; the performance of reinsurance companies under reinsurance contracts with the Company; results of financing efforts, including the availability of bank credit facilities; changes in the Company’s composition of operating segments; weather and other natural physical events, including the severity and frequency of storms, hail, snowfall and other winter conditions, as well as of natural disasters such as hurricanes and earthquakes; man-made disasters, including the possible occurrence of terrorist attacks and the effect of the absence of applicable terrorism legislation on coverages; the occurrence of epidemics; exposure to liabilities due to claims made by insureds and others relating to asbestos remediation and health-based asbestos impairments, and exposure to liabilities for environmental pollution and other mass tort claims; a national privately financed trust to replace litigation of asbestos claims with payments to claimants from the trust is not established or is not approved through federal legislation, or, if established and approved, contains funding requirements in excess of the Company’s established loss reserves or carried loss reserves; the sufficiency of the Company’s loss reserves and the possibility of future increases in reserves; the level of success in integrating acquired businesses and operations, and in consolidating existing ones; the possibility of changes in the Company’s ratings by ratings agencies and changes in rating agency policies and practices; the actual closing of contemplated transactions and agreements; and various other matters and risks (many of which are beyond the Company’s control) detailed in the Company’s Securities and Exchange Commission filings.

These forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release any updates or revisions to any forward-looking statement contained in this press release to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

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